                                                                    EX-99.(p)(2)

                        WELLS FARGO FUNDS MANAGEMENT, LLC
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                       AND TRADING ON INSIDER INFORMATION

                                     REVISED
                                 JANUARY 4, 2010

                                TABLE OF CONTENTS


1.   OVERVIEW..................................................................    1
     1.1   Code of Ethics......................................................    1
     1.2   Regulatory Requirements.............................................    2
     1.3   Our Duties and Responsibilities to You..............................    3
     1.4   You may be an Access Person and/or Investment Person, or Employee...    4
     1.5   Your Duty of Loyalty................................................    5
     1.6   Your Standard of Business Conduct...................................    5
     1.7   Exceptions to the Code..............................................    5

2.   PERSONAL SECURITIES TRANSACTIONS..........................................    6
     2.1   Avoid Conflicts of Interest.........................................    6
     2.2   Reporting Your Personal Securities Transactions.....................    7
     2.3   Reports of the CCO..................................................    8
     2.4   Exceptions to Reporting.............................................    8
     2.5   Summary of What You Need to Report..................................    9
     2.6   Your Reports are Kept Confidential..................................   10

3.   RESTRICTIONS ON TRADING AND PRE-CLEARANCE  REQUIREMENTS...................   11
     3.1   Pre-Clearance Requirements..........................................   11
     3.2   Prohibited Transactions.............................................   12
     3.3   Ban on Short-Term Trading Profits...................................   16
     3.4   CCO's Approval of Your Transactions.................................   18

4.   TRADING ON INSIDER INFORMATION............................................   20
     4.1   What is Insider Trading?............................................   20
     4.2   Using Non-Public Information about a Fund or Account................   21
     4.3   Wells Fargo & Co Securities.........................................   21

5.   GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT.........................   22
     5.1   Gifts...............................................................   22
     5.2   Directorships and Other Outside Employment..........................   22
     5.3   Political Contributions.............................................   22

6.   CODE VIOLATIONS...........................................................   23
     6.1   Investigating Code Violations.......................................   23
     6.2   Penalties...........................................................   24
     6.3   Dismissal and/or Referral to Authorities............................   25
     6.4   Your Obligation to Report Violations................................   25

APPENDIX A DEFINITIONS.........................................................   26

APPENDIX B  RELEVANT COMPLIANCE DEPARTMENT STAFF LIST**........................   30

APPENDIX C  POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS...........   31

APPENDIX D  REGISTERED PRODUCTS................................................   33

--------------------------------------------------------------------------------
Wells Fargo Funds Management, LLC ("Funds Management") and Wells Fargo Funds Distributor, LLC (the "Distributor") are referred to as "we" or "us" throughout this Code.
--------------------------------------------------------------------------------

                                                                    EX-99.(p)(2)

--------------------------------------------------------------------------------

1.   OVERVIEW

1.1  CODE OF ETHICS

                    We have adopted this Code of Ethics ("Code") pursuant to
               Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 204A-1 thereunder. This Code outlines the policies and procedures you must follow and the guidelines we use to govern your Personal Securities Transactions and prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have to our clients.

               See the Definitions located in APPENDIX A for definitions of capitalized and certain other terms

                    We are committed to maintaining the highest ethical
               standards in connection with managing the Accounts. We have no tolerance for dishonesty, self-dealing or trading on material, non-public information.

                    As an employee, you must:

                         .    Be ethical

                         .    Act professionally

                         .    Exercise independent judgment

                         .    Comply with all applicable Federal Securities
                              Laws, and

                         . Promptly report violations or suspected violations of the Code to the Compliance Department

                    As a condition of your employment, you must acknowledge
               receipt of this Code and certify annually that you have read it and complied with it. You can be disciplined or fired for violating this Code.

                    In addition to this Code, you need to comply with the
               policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Team Member Code of Ethics and Business Conduct.

                    No written code of ethics can explicitly cover every
               situation that possibly may arise. Even in situations not expressly described, the Code and your fiduciary obligations generally require you to put the interests of our clients ahead of your own. The Code of Ethics Compliance Officer and/or any relevant Chief Compliance Officer may have the obligation and duty to review and take appropriate action concerning instances of conduct that, while not necessarily violating the letter of the Code, give the appearance of impropriety. If you have any questions regarding the appropriateness of any action under this Code or under your fiduciary duties generally, you should contact the Code of Ethics Compliance Officer or your Chief Compliance Officer to discuss the matter before taking the action in question. Similarly, you should consult with the Compliance Department personnel if you have any questions concerning the meaning or interpretation of any provision of the Code. Should the Compliance Department need to initiate an investigation or fact-finding process, all team members would be required to cooperate fully and honestly and to respect the confidentiality of the process.

January 2010                           1                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

1.2  REGULATORY REQUIREMENTS

                    The Securities and Exchange Commission ("SEC") considers it a violation of the general antifraud provisions of the Federal Securities Laws whenever a Covered Company engages in fraudulent, deceptive or manipulative conduct.

                    The SEC can censure or fine us, limit our activities,
               functions or operations, suspend our activities for up to twelve months, or revoke our registration if we fail to reasonably supervise you and you violate the Federal Securities Laws. However, we won't be considered to have failed to reasonably supervise you, if we have:

                         . established procedures and a system for applying the procedures, which would reasonably be expected to prevent and detect violations; and

                         . reasonably communicated the duties and obligations of the procedures and system to you, while reasonably enforcing compliance with our procedures and system.

January 2010                           2                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

1.3  OUR DUTIES AND RESPONSIBILITIES TO YOU

                    To help you comply with this Code, the Chief Compliance
               Officer ("CCO") or his or her designee will:

                         . Notify you in writing that you are required to report under the Code and inform you of your specific reporting requirements.

                         . Give you a copy of the Code and require you to sign a form indicating that you read and understand the Code.

                         . Give you a new copy of the Code if we make any material amendments to it and then require you to sign another form indicating that you received and read the revised Code.

                    See APPENDIX B for Relevant Compliance Department Staff list.

                         . Require you, if you have been so designated, to have duplicate copies of trade confirmations and account statements for each disclosed account from your broker-dealer, bank, or other party designated on the initial, quarterly, or annual certification sent to us as soon as readily available.

                         . Typically compare all of your reported Personal Securities Transactions with the portfolio transactions report of the Accounts each quarter. Before we determine if you may have violated the Code on the basis of this comparison, we will give you an opportunity to provide an explanation.

                         . Review the Code at least once a year to assess the adequacy of the Code and how effectively it works.

January 2010                           3                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

1.4  YOU MAY BE A NON-REPORTING PERSON, ACCESS PERSON AND/OR INVESTMENT PERSON

                    The Code applies generally to all team members of a Covered
               Company, including Non-Reporting Persons. Certain identified provisions in the Code may apply to Access Persons and/or Investment Persons. All team members are expected to follow the guidelines that apply to them as outlined in this Code.

                    Non-Reporting Persons are:

                         1. any employees of a Covered Company who have been determined (a) not to have access to any non-public information regarding any purchase or sale of securities for the Accounts or any portfolio holdings of the Accounts or any Reportable Fund and (b) not to be involved in making securities recommendations for the Accounts and not to have access to such recommendations that are non-public; or

                         2. anyone else designated in writing by the relevant CCO or the Code of Ethics Compliance Officer.

                    Access Persons are:

                         1. all employees of a Covered Company who may have access to or are able to obtain access to non-public information as it relates to any purchase or sale of securities for the Accounts or any portfolio holdings of the Accounts or any Reportable Fund; or

                         2. all employees of a Covered Company who are involved in making securities recommendations for the Accounts or who have access to such recommendations that are non-public; or

                         3.   directors and officers of a Covered Company; or

                         4. any natural person in a Control relationship to a Reportable Fund or an investment adviser to a Reportable Fund who obtains information concerning recommendations made to a Reportable Fund with regard to the purchase or sale of securities by the Reportable Fund; or

                         5. anyone else designated in writing by the relevant CCO or the Code of Ethics Compliance Officer.

                    Investment Persons are:

                         1. any employee of a Covered Company who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Accounts; or

                         2. anyone else designated in writing by the relevant CCO or the Code of Ethics Compliance Officer.

                         Investment Persons are subject to more restrictions on
                    trading than Access Persons and are subject to a black-out period.

January 2010                           4                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

1.5  YOUR DUTY OF LOYALTY

                    You have a duty of loyalty to our clients. That means you
               always need to act in our clients' best interests.

                    You must never do anything that allows (or even appears to allow) you to inappropriately benefit from your relationships with the Accounts.

                    You cannot engage in activities such as self-dealing and
               must disclose all conflicts of interest between the interests of our clients and your personal interests to the Compliance Department.

1.6  YOUR STANDARD OF BUSINESS CONDUCT

                    You must always observe the highest standards of business
               conduct and follow all applicable laws and regulations.

                    You may never:

                         . use any device, scheme or artifice to defraud a client;

                         . make any untrue statement of a material fact to a client or mislead a client by omitting to state a material fact;

                         . engage in any act, practice or course of business that would defraud or deceive a client;

                         . engage in any manipulative practice with respect to a client;

                         . engage in any inappropriate trading practices, including price manipulation; or

                         . engage in any transaction that may give the appearance of impropriety.

1.7  EXCEPTIONS TO THE CODE

                    Each CCO is responsible for enforcing the Code. Each CCO (or his or her designee for any exceptions sought by the CCO) may grant certain exceptions to the Code in compliance with applicable law, provided any requests and any approvals granted must be submitted and obtained, respectively, in advance and in writing. The relevant CCO or designee may refuse to authorize any request for exception under the Code and is not required to furnish any explanation for the refusal.

January 2010                           5                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

2.   PERSONAL SECURITIES TRANSACTIONS

2.1  AVOID CONFLICTS OF INTEREST

                    When engaging in Personal Securities Transactions, there
               might be conflicts between the interests of a client and your personal interests. Any conflicts that arise in such Personal Securities Transactions must be resolved in a manner that does not inappropriately benefit you or adversely affect our clients. You shall always place the financial and business interests of the Covered Companies and our clients before your own personal financial and business interests.

                    Examples of inappropriate resolutions of conflicts are:

                         . Taking an investment opportunity away from an Account to benefit a portfolio of which you have Beneficial Ownership;

                         . Using your position to take advantage of available investments;

                         . Front running an Account by trading in securities (or equivalent securities) ahead of the Account; and

                         . Taking advantage of information or using Account portfolio assets to affect the market in a way that personally benefits you or a portfolio of which you have Beneficial Ownership.

January 2010                           6                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

2.2  REPORTING YOUR PERSONAL SECURITIES TRANSACTIONS

               If you have been designated as an Access Person or Investment
               Person:

                    You must report all Personal Securities Accounts, along with the reportable holdings and transactions in those accounts. There are three types of reports: (1) an initial holdings report that we receive when you first become an Access Person or Investment Person, (2) a quarterly transactional report, and (3) an annual holdings report.

                    You must give each broker-dealer, bank, or fund company
               where you have a Personal Securities Account a letter to ensure that the Compliance Department is set up to receive all account statements and confirmations from such accounts.* The Compliance Department will send the letter on your behalf. All Personal Securities Accounts and holdings of each Personal Securities Account must be input into the Code of Ethics System.

                    Initial Holdings Report. Within 10 days of becoming an
               Access Person or Investment Person:

                         . You must report all Personal Securities Accounts, including account numbers, and holdings of Securities in those accounts. You must supply us with statements (electronic or paper) and you must input all holdings of Securities in your Personal Securities Accounts into the Code of Ethics System. The information in the statements must be current as of a date no more than 45 days prior to the date of becoming an access person.

                         . You must certify that you have read and will comply with this Code.

                         . You must provide us the report by the business day immediately before the weekend or holiday if the tenth day falls on a weekend or holiday.

                    Annual Holdings Reports. Within 30 days of each year end:

                         . You must report all Personal Securities Accounts, including account numbers, and holdings of Securities in those accounts. If we receive copies of all of your statements, you do not need to supply duplicate information (although you still need to supply the account number and firm information as noted below). The information in the statements must be current as of a date no more than 45 days prior to when you give us the report. NOTE: Wells Fargo & Co. 401(k) plans and your Immediate Family Members' 401(k) plans must be reported initially and annually as Personal Securities Accounts, unless no Reportable Funds or Securities are offered in such plans. Statements for 401(k) plans are not required to be provided directly to the Compliance Department; however, you need to report your holdings of Reportable Funds and Securities in such plans annually.

                         . You must also certify that you have read and will comply with this Code.

----------
* You should include accounts that have the ability to hold securities even if the account does not do so at the report date.

January 2010                           7                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

                         . You must provide us the report by the business day immediately before the weekend or holiday if the thirtieth day falls on a weekend or holiday.

                    Quarterly Transactions Reports. Within 30 days of calendar quarter end:

                         . You must give us a report showing all Securities trades made in your Personal Securities Accounts during the quarter. You must submit a report even if you didn't execute any Securities trades. Because the Compliance Department does not receive duplicate account statements for any Wells Fargo & Co. 401(k) plan accounts or from any plan in which your Immediate Family Members have accounts, any trades of Reportable Funds or other Securities outside of any previously reported pre-set allocation must be reported on the quarterly transaction reports or you must manually furnish account statements. In addition, any transactions in employee stock or stock options in which you or your Immediate Family Members engage must be reported on the quarterly transaction reports.

                         . You must inform us of any new Personal Securities Accounts you established during the past quarter.

                         . You must provide us the report by the business day immediately before the weekend or holiday if the thirtieth day falls on a weekend or holiday.

2.3  REPORTS OF THE CCO

                    Any personal Securities holdings and transaction reports
               required to be filed by a CCO must be submitted to an alternate designee who will fulfill the duties of the CCO with respect to those reports.

2.4  EXCEPTIONS TO REPORTING

                    You are not required to report any of the following types of transactions:

                         (1) Purchases or sales of any of the following types of investments which are not considered Securities for purposes of this Code:

                              .    Direct obligations of the U.S. Government;

                              . Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                              . Shares issued by money market mutual funds, whether affiliated or non-affiliated;

                              .    Shares issued by open-end investment
                                   companies that are not Reportable Funds; and

                              . Transactions in 529 plan accounts, except Edvest and tomorrow's scholar ("Reportable 529 Plans").

                         (2) Purchases or sales that were done as part of an Automatic Investment Plan ("AIP"). (However, you must report your initial pre-set schedule or allocation of an AIP that includes allocations to

January 2010                           8                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

                              any Securities, including those made to any 401(k) plan (including to any Reportable Funds). Additionally, if you make a purchase or sale that overrides or changes the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transaction report if it is otherwise reportable.)

                              NOTE: 401(k) plans offered through employers other than Wachovia/Wells Fargo & Co. are not required to be reported if no Reportable Fund or other Security is offered as an investment in the plan.

2.5  SUMMARY OF WHAT YOU NEED TO REPORT

                    The table below serves as a handy reference for you to know what types of transactions Access Persons and Investment Persons need to report on quarterly transactions reports. If you have questions about any types of Securities not shown below, please contact the Compliance Department by email at the following email address: [COE]@wellsfargo.com.

               DO I HAVE TO REPORT TRANSACTIONS IN THE FOLLOWING TYPES OF INVESTMENTS?

                    Corporate debt Securities                                             Yes

                    Equity Securities, including Wells Fargo & Co. stock and              Yes*
                    employee stock options and other Wells Fargo & Co. securities granted as compensation

                    Reportable Funds see Appendix D for a list of registered funds
                    managed by a Covered Company or its affiliate controlled by           Yes
                    Wells Fargo & Co.

                    Municipal bonds                                                       Yes

                    Securities held in discretionary IRA accounts                         Yes

                    Securities purchased through Automatic Investment Plans               No**
                    (Reporting requirements for allocations to 401(k) plans*** and
                    Reportable 529 Plans**** allocations apply)

                    Money Market Mutual Funds (affiliated and non-affiliated)              No

                    Mutual funds, other than ETFs and iShares, that are not                No
                    Reportable Funds

                    Exchange Traded Funds and iShares, both open-end and                  Yes
                    closed-end, and  Unit Investment Trusts

                    Short-Term Cash Equivalents                                            No

                    U.S. Government bonds (direct obligations)                             No

                    U.S. Treasuries/Agencies (direct obligations)                          No

               * Because the Compliance Department does not receive duplicate account statements for any employee stock option accounts that you or your Immediate Family Members may have, any Personal Securities Transactions in such employee stock option accounts must be reported on the quarterly transactions report or you must manually furnish account statements or equivalent documents. This means the employee executed transaction, i.e., the sell transaction of the employee stock option that was granted. If you or Immediate Family Members have transactions in Wells Fargo & Co. securities granted as compensation for which account statements are not provided, you are required to report similar account information from available sources, such as print outs of online screen shots showing the relevant reportable information. Contact the Compliance department for any questions.

January 2010                           9                          Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

               ** If you make a purchase or sale of a Security that overrides or changes the pre-set schedule or allocation of the AIP, you must include that transaction in your quarterly transactions report.

               *** For any 401(k) plans, you must also report your initial pre-set schedule or allocation of the AIP that includes allocations to any Securities (including to any Reportable Fund, except for Reportable Funds that are money market mutual funds), and any purchases or sales of any Reportable Fund made outside of your preset allocation. NOTE: 401(k) plans offered through employers other than Wells Fargo & Co are not required to be reported if no Reportable Fund or other Security is offered as an investment in the plan.

               **** Transactions in Reportable 529 Plans, you must report your initial pre-set schedule or allocation of the AIP and any purchases or sales of the Reportable 529 Plan's units outside of your preset allocation.

2.6  YOUR REPORTS ARE KEPT CONFIDENTIAL

                    The Covered Companies will use reasonable efforts to ensure that the reports you submit to us under this Code are kept confidential. The reports will be reviewed by members of the Compliance Department and possibly our senior executives or legal counsel. Reports may be provided to Reportable Fund officers and trustees, and will be provided to government authorities upon request or others if required to do so by law or court order.

January 2010                           10                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

3.   RESTRICTIONS ON TRADING AND PRE-CLEARANCE REQUIREMENTS

                    All Access Persons and Investment Persons must pre-clear all
               Security trades and comply with the trading restrictions described here, as applicable.

3.1  TRADING RESTRICTIONS AND PROHIBITIONS

     ALL ACCESS PERSONS AND INVESTMENT PERSONS MUST COMPLY WITH THE FOLLOWING TRADING RESTRICTIONS AND PROHIBITIONS:

                    (1) 60-Day Holding Period for Reportable Fund Shares
               (open-end and closed-end)

                         You are required to hold shares you purchase of most of
                    the Reportable Funds for 60 days. You are NOT required to comply with the 60 day Holding Period for the Ultra Short-Term Income Fund, the Ultra Short-Term Municipal Income Fund, the Ultra Short Duration Bond Fund and the money market funds. This restriction applies without regard to tax lot considerations. You will need to hold the shares from the date of your most recent purchase for 60 days. If you need to sell Reportable Fund shares before the 60-day holding period has passed, you must obtain advance written approval from the CCO or the Code of Ethics Compliance Officer. The 60-day holding period does not apply to transactions pursuant to Automatic Investment Plans.

                    (2) Restricted Investments

                         You may not purchase shares in an Initial Public
                    Offering. You must get written approval from the relevant CCO or Code of Ethics Compliance Officer before you sell shares that you acquired in an IPO prior to starting work for us. You may, subject to pre-clearance requirements, purchase shares in a Private Placement as long as you will hold less than a 10% interest in the issuer or are otherwise permitted under the Policy on Directorships and Other Outside Employment as outlined in the Wells Fargo & Co. Team Member Code of Ethics and Business Conduct.

                         In addition, as set forth in Section 4.3, we remind you
                    that you must comply with the policies outlined in the Wells Fargo Team Member Code of Ethics and Business Conduct which imposes certain restrictions on your ability to trade in Wells Fargo & Co stock and employee stock options. Section V.D.2 of the Wells Fargo Team Member Code of Ethics and Business Conduct states, "You may not invest or engage in derivative or hedging transactions involving securities issued by Wells Fargo & Co, including but not limited to options contracts (other than employee stock options), puts, calls, short sales, futures contracts, or other similar transactions regardless of whether you have material inside information."

                         You may not participate in a tender offer made by a
                    closed-end Evergreen or Wells Fargo Advantage Fund under the terms of which the number of shares to be purchased is limited to less than all of the outstanding shares of such closed-end Evergreen or Wells Fargo Advantage Fund.

January 2010                           11                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

                         No team member may purchase or sell shares of any
                    closed-end Evergreen or Wells Fargo Advantage Fund within 60 days of the later of (i) the initial closing of the issuance of shares of such fund or (ii) the final closing of the issuance of shares in connection with an over allotment option. You may purchase or sell shares of closed-end Evergreen or Wells Fargo Advantage Funds only during the 10-day period following the release of portfolio holdings information to the public for such fund, which typically occurs on or about the 15th day following the end of each calendar quarter. Certain team members, who shall be notified by the Legal Department, are required to make filings with the Securities and Exchange Commission in connection with purchases and sales of shares of closed-end Evergreen or Wells Fargo Advantage Funds.

                         You may not participate in the activities of an
                    Investment Club without the prior approval from the relevant CCO or the Code of Ethics Compliance Officer. If applicable, trades for an Investment Club would need to be pre-cleared.

                    (3) You May Not Execute Your Own Personal Transactions

                         Team members, including Call Center team members,, may
                    never execute or process through a Covered Company's direct access software (TA2000 or any other similar software):

                         (a) your own personal transactions,

                         (b) transactions for Immediate Family Members, or

                         (c) transactions for accounts of other persons for
                    which you or your Immediate Family Member have been given investment discretion. This provision does not exclude you from trading directly with a broker/dealer or using a broker/dealer's software. The foregoing also does not prohibit you from executing or processing transactions in Wells Fargo & Co. securities granted to you as compensation through an online program designated by Wells Fargo & Co. for such purpose.

                    (4) You must not Attempt to Manipulate the Market

                         You must not execute any transactions intended to
                    raise, lower, or maintain the price of any security or to create a false appearance of active trading.

3.2  PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS AND INVESTMENT PERSONS

                    Access Persons and Investment Persons must pre-clear with
               the Compliance Department all Personal Securities Transactions, except as set forth below.

                    Access Persons and Investment Persons are not required to pre-clear any of the following types of transactions:

--------------------------------------------------------------------------------
                 EXCEPTIONS FROM THE PRE-CLEARANCE REQUIREMENTS
--------------------------------------------------------------------------------

January 2010                           12                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 EXCEPTIONS FROM THE PRE-CLEARANCE REQUIREMENTS
--------------------------------------------------------------------------------



Mutual Funds, including Reportable       Securities issued by any open-end investment company, including
Funds (pre-clearance may be required     Reportable Funds. NOTE: Reportable Funds do not have to be
in certain situations--see Note)         pre-cleared unless you are a Management Valuation Team member or are in possession of non-public information about Management Valuation
                                         Team proceedings and plans for future actions (either through attendance at, or receipt of the output from, such proceedings), in which case pre-clearance for transactions in the Reportable Fund(s)
                                         is required; however transactions in Reportable Funds must be reported (subject to any applicable exceptions) quarterly on the
                                         Quarterly Transactions Report. Further, transactions in Reportable
                                         Funds are still subject to the 60 day holding period.

No Knowledge                             Personal Securities Transactions that take place without your knowledge or the knowledge of your Immediate Family Members and that are (i) effected for you by a trustee of a blind trust, (ii)
                                         discretionary trades involving an investment partnership or managed account, (iii) a margin call in which you are neither consulted nor advised of the trade before it is executed, or (iv) the assignment of an option.

Certain Corporate Actions                Any acquisition or disposition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions which are generally applicable to all holders of the same class of securities.  Odd-lot tender offers are also exempt but all other tender offers must be pre-cleared. All of the foregoing transactions are subject to transaction reporting provisions of the
                                         Code.

Underlying Securities Through Exercise   Any acquisition or disposition of securities through the exercise of
of Rights                                rights, options (including Wells Fargo & Co employee stock options), convertible bonds, or other instruments acquired in compliance with this Code.

Wells Fargo & Co. Securities Acquired    Any acquisition of employee stock options, shares of common stock as
as Employee Compensation                 part of 401(k) plan matching or other types of securities of Wells
                                         Fargo & Co obtained through participation in employee stock option plan or other similar plan granted to the team member as part of his or her employment.

January 2010                           13                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 EXCEPTIONS FROM THE PRE-CLEARANCE REQUIREMENTS
--------------------------------------------------------------------------------


Commodities, Futures, or Options on      Acquisitions and dispositions of commodities, futures (including
Futures                                  currency futures), options on futures, and options on currencies are
                                         NOT subject to pre-clearance or the fifteen-day blackout described below in section 3.3, the ban on short-term trading (60-day profit disgorgement) and other prohibited transaction provisions of the
                                         Code, but are subject to transaction reporting provisions of the
                                         Code.

                                         NOTE: Options on Securities and Indices.  All acquisitions and dispositions of options on securities and indices ARE subject to pre-clearance, fifteen-day blackout, the ban on short-term trading
                                         (60-day profit disgorgement; in other words, settlement date of an option must be at least 60 days out), prohibited transaction provisions, and transaction reporting provisions of the Code.

Transferring of Securities               Transferring a security to or from a Personal Securities Account;
                                         however, these transactions are subject to transaction reporting requirements. Transferring from a Personal Security Account to an account other than a Personal Security Account requires pre-clearance.

Managed Accounts                         Transactions occurring within Managed Accounts do not require pre-clearance of trades or quarterly reporting. However, duplicate statements must be sent to the Compliance Department.

Exchange Traded Funds (ETFs)             Exchange Traded Funds and iShares, both open-end and closed-end, and
                                         Unit Investment Trusts

January 2010                           14                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 EXCEPTIONS FROM THE PRE-CLEARANCE REQUIREMENTS
--------------------------------------------------------------------------------


Miscellaneous                            Any transaction involving the following:

                                              .    bankers acceptances;

                                              .    bank certificates of deposit (CDs);

                                              .    commercial paper;

                                              .    high quality short-term debt instruments, including
                                                   repurchase agreements;

                                              .    direct obligations of the U.S. Government;

                                              .    the acquisition of equity securities in dividend
                                                   reinvestment plans (DRIPs); however, these transactions are subject to transaction reporting provisions of the Code;

                                              .    securities of the employer of your Immediate Family Member if such securities are beneficially owned through
                                                   participation by the Immediate Family Member in a profit
                                                   sharing plan, 401(k) plan, employee stock option plan or
                                                   other similar plan; however, any transaction that is not
                                                   made pursuant to a pre-set schedule or allocation or
                                                   overrides a pre-set schedule or allocation must be included in a quarterly transactions report (this exception does not exempt transactions involving securities in such a plan when the issuer is not the employer of your Immediate Family
                                                   Member)

                                              .    interests in 529 plans; however, any transaction in a
                                                   Reportable 529 Plan that is not made pursuant to a pre-set schedule or allocation or overrides a pre-set schedule or
                                                   allocation must be included in a quarterly transactions
                                                   report; and

                                              .    other Securities as the Compliance Department designates
                                                   from time to time in writing on the grounds that the risk of abuse is minimal or non-existent.

          EXCESSIVE TRADING FOR PERSONAL SECURITIES ACCOUNTS IS STRONGLY DISCOURAGED AND PERSONAL SECURITIES ACCOUNTS MAY BE MONITORED FOR EXCESSIVE TRADING ACTIVITY AND REPORTED TO MANAGEMENT. ADDITIONAL RESTRICTIONS MAY BE IMPOSED BY THE COMPLIANCE DEPARTMENT IF EXCESSIVE TRADING IS NOTED FOR A PERSONAL SECURITIES ACCOUNT.

               How to Pre-Clear Your Personal Securities Transactions

                    If you have been designated as an Access Person or
               Investment Person, you must follow the steps below to pre-clear your trades:

                    (1) Request Authorization. Authorization for a transaction that requires pre-clearance must be entered using the Code of Ethics system. Email requests will only be accepted for those team members who are on formal leave of absence or on PTO. When submitting a request, the following information must be given:

                    REMEMBER! If you need to pre-clear a transaction, don't place an order until you receive written approval to make the trade.

                              .    Security Name and Ticker or Cusip

January 2010                           15                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

                              .    Amount to be traded

                              .    Brokerage name and Account Number

                              .    Transaction Type (Buy, Sell, Short)

                              .    Type of Security (Bond, Option, Common Stock)

                              .    Price

                         A CCO must submit any of his/her proposed Personal Securities Transactions that require pre-clearance to the Chief Legal Officer. Also, no member of the Compliance Department is able to authorize their own transactions.

                         You may only request pre-clearance for market orders or same day limit orders.

                    (2) Have Your Request Reviewed and Approved. After receiving the electronic request the Code of Ethics system will notify you if your trade has been approved or denied. If a trade request for pre-clearance came from an email, the approval or denial will be reported back using the same method of the request.

                    (3) Trading in Foreign Markets. Request for pre-clearance in foreign markets that have already closed for the day may be given approval to trade for the following day because of time considerations. Approval will only be good for that following business day in that local foreign market.

3.3  PROHIBITED TRANSACTIONS FOR INVESTMENT PERSONS

               As Investment Persons, you are prohibited from engaging in any of the following Personal Securities Transactions. If any of these transactions would normally require pre-clearance, the relevant CCO or Code of Ethics Compliance Officer will only authorize the trades under exceptional circumstances:

                    . Trading when there are pending buy or sell orders for an Account. You cannot purchase or sell securities on any day during which an Account has a pending "buy" or "sell" order in for the same security (or equivalent security) of which the Compliance Department is aware until that order is withdrawn.

                    . Transactions within the fifteen-day blackout. There is a "fifteen-day blackout" on purchases or sales of securities bought or sold by an Account. That means that you may not buy or sell a security (or equivalent security) during the seven-day periods immediately preceding and immediately following the date that the Account trades in the security ("blackout security"). During the blackout period, activity will be monitored by the Code of Ethics Compliance Officer or the relevant CCO and any Personal Securities Transactions during a blackout window will be evaluated and

January 2010                           16                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

                         investigated based on each situation. Penalties may range from no action in cases where there was no knowledge of portfolio trading activity to potential disgorgement of profits or payment of avoided losses (see Section 6 for Code violations and penalties). During a blackout period, purchases of a blackout security may be subject to mandatory divestment. Similarly, during a blackout period, sales of a blackout security may be subject to mandatory repurchase. In the case of a purchase and subsequent mandatory divestment at a higher price, any profits derived upon divestment may be subject to disgorgement; disgorged profits will be donated to your charity of choice. In the case of a sale and subsequent mandatory repurchase at a lower price, you may be required to make up any avoided losses, as measured by the difference between the repurchase price and the price at which you sold the security; such avoided losses will be donated to your charity of choice.

                              .    For example, if an Account trades in a
                                   blackout security on July 7, July 15 (the eighth day following the trade date) would be the first day you may engage in a Personal Securities Transaction involving that security, and any purchases and sales in the blackout security made on or after June 30 through July 14 could be subject to divestment or repurchase. Purchases and sales in the security made on or before June 29 (the eighth day before the trade date) would not be within the blackout period.

                              . The relevant CCO or Code of Ethics Compliance Officer may approve additional exceptions to the blackout window.

                    . Intention to Buy or Sell for Accounts. You are prohibited from buying or selling securities when you intend, or know of another's intention, to purchase or sell that security (or an equivalent security) for an Account. This prohibition applies whether the Personal Securities Transaction is in the same direction (e.g., two purchases or two sales) or the opposite direction (e.g., a purchase and sale) as the transaction for the Account.

                    NOTE: There is a de minimis exception to the above three restrictions - Investment Persons may purchase and sell Large Capitalization Securities of up to 500 shares and no more than $10,000, unless this conflicts with the 60-day short-term profit restriction described below. Notwithstanding the de minimis exception to the foregoing three restrictions, all transactions in Large Capitalization Securities must be pre-cleared.

January 2010                           17                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

3.4  BAN ON SHORT-TERM TRADING PROFITS

               There is a ban on short-term trading profits for Investment Persons. Investment Persons are not permitted to buy and sell, or sell and buy, the same security (or equivalent security) within 60 calendar days and make a profit; this will be considered short-term trading.

                    .    This prohibition applies without regard to tax lot.

                    .    Short sales are subject to the 60 day profit ban.

                    . If you make a profit on an involuntary call of an option that you wrote, those profits are excluded from this ban; however, you cannot buy and sell options within 60 calendar days resulting in profits. Settlement/expiration date on the opening option transaction must be at least 60 days out.

                    . Sales or purchases made at the original purchase or sale price or at a loss are not prohibited during the 60 calendar day profit holding period.

               You may be required to disgorge any profits you make from any sale before the 60-day period expires. In counting the 60 calendar days, multiple transactions in the same security (or equivalent security) will be counted in such a manner as to produce the shortest time period between transactions.

               Although certain transactions may be deemed de minimis (i.e., the exceptions noted in Section 3.3), they are still subject to the ban on short-term trading profits and are required to be input into the Code of Ethics system. The ban on short-term trading profits does not apply to transactions that involve:

               (i) same-day sales of securities acquired through the exercise of employee stock options or other Wells Fargo & Co. securities granted to you as compensation or through the delivery (constructive or otherwise) of previously owned employer stock to pay the exercise price and tax withholding;

               (ii) commodities, futures (including currency futures), options on futures and options on currencies; or

               (iii) purchases or sales that were done as part of an Automatic Investment Plan ("AIP"). However, any purchases or sales outside the pre-set schedule or allocation of the AIP, or other changes to the pre-set schedule or allocation of the AIP, within a 60-day period, are subject to the 60-day ban on short term profit.

          The relevant CCO or the Code of Ethics Compliance Officer may approve additional exceptions to the ban on short-term trading profits. Any additional exceptions require advance written approval.

3.5  CCO'S APPROVAL OF YOUR TRANSACTIONS

               Your Request May be Refused. The relevant CCO or the Code of Ethics Compliance Officer may refuse to authorize your Personal Securities Transaction and need not give you an explanation for the refusal. Some reasons for refusing your Personal Securities Transactions are confidential.

               Authorizations Expire. Any transaction approved by the relevant CCO or the Compliance Department is effective until the close of business of the same trading day for which the authorization is granted (unless the CCO or Code of Ethics Compliance

January 2010                           18                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

          Officer revokes that authorization earlier). The relevant CCO or the Code of Ethics Compliance Officer may indicate another date when the authorization expires. If the order for the transaction is not executed within that period, you must obtain a new advance authorization before placing your trade.

January 2010                           19                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

4.   TRADING ON INSIDER INFORMATION

               The law requires us to have and enforce written policies and procedures to prevent you from misusing material, non-public information. We do this by:

               . limiting your access to files likely to contain non-public information,

               . restricting or monitoring your trades, including trades in securities about which you might have non-public information, and

               . providing you continuing education programs about insider trading.

                    You are subject to all requirements of the Wells Fargo Team
               Member Code of Ethics and Business Conduct set forth under the heading "Avoid Conflicts of Interest--Insider Trading" in Section V.C of Appendix A thereof, as the same may be amended from time to time. A copy of this policy is available on the Wells Fargo & Co website at:
               https://www.wellsfargo.com/downloads/pdf/about/team_member_code_
               of_ethics.pdf

4.1  WHAT IS INSIDER TRADING?

               Insider trading is generally defined as occurring when a person has possession of material, non-public information about an issuer and engages in a Personal Securities Transaction involving securities issued by the issuer, or discloses the information to others who then trade in the issuer's securities.

          WARNING! Insider trading is illegal. You could go to prison or be forced to pay a large fine for participating in insider trading. We could also be fined for your actions.

               Information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been made available to investors generally. Information becomes public once it is publicly disseminated. Limited disclosure does not make the information public (for example, if an insider makes information available to a select group of individuals, it is not public). Examples of illegal and prohibited insider trading and related activity include, but are not limited to, the following:

                    . TIPPING of material, non-public information is illegal and prohibited. You are tipping when you give non-public information about an issuer to someone else who then trades in securities of the issuer.

                    . FRONT RUNNING is illegal and prohibited. You are front running if you trade ahead of an Account order in the same or equivalent security (such as options) in order to make a profit or to avoid a loss.

                    . SCALPING is illegal and prohibited. You are scalping when you purchase or sell a security (or an equivalent security) for your own account before you recommend/buy or recommend/sell that security or equivalent for an Account.

               See the discussion under the heading "Avoid Conflicts of Interest--Insider Trading" in Section V.C of Appendix A of the Wells Fargo Team Member Code of Ethics and Business Conduct for further detail.

January 2010                           20                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

4.2  USING NON-PUBLIC INFORMATION ABOUT AN ACCOUNT OR OUR ADVISORY ACTIVITIES

               You may not:

                    . Share with any other person (unless you are permitted or required by law, it's necessary to carry out your duties and appropriate confidentiality protections are in place, as necessary) any non-public information about an Account, including: (a) any securities holdings or transactions of an Account; (b) any securities recommendation made to an Account; (c) any securities transaction (or transaction under consideration) by an Account, including information about actual or contemplated investment decisions; (d) any changes to portfolio management teams of Reportable Funds; (e) any information about planned mergers or liquidations of Reportable Funds; and (f) any Management Valuation Team proceedings and plans for future actions (either through attendance at, or receipt of the output from, such proceedings).

                    . Use any non-public information regarding an Account in any way that might compete with, or be contrary to, the interest of such Account.

                    . Use any non-public information regarding an Account in any way for personal gain.

4.3  WELLS FARGO & CO SECURITIES

                    You are prohibited from engaging in any transaction in Wells Fargo & Co securities that is not in compliance with applicable requirements of the Wells Fargo Team Member Code of Ethics and Business Conduct set forth under the heading "Avoid Conflicts of Interest--Personal Trading and Investment--Derivative and Hedging Transactions in Securities Issued by Wells Fargo" in Section V.D.2 thereof, as the same may be amended from time to time. A copy of this policy is available on the Wells Fargo & Co website at:

                    https://www.wellsfargo.com/downloads/pdf/about/team_member_
                    code_of_ethics.pdf

January 2010                           21                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

5.   GIFTS, DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

5.1  GIFTS

               We generally follow the Wells Fargo & Co. policy regarding receiving gifts and activities with customers as vendors, as generally set forth in the Wells Fargo Team Member Code of Ethics and Business Conduct, ALTHOUGH WE HAVE MADE SOME CHANGES TO THAT POLICY, MAKING IT MORE RESTRICTIVE IN SOME INSTANCES. Please read and follow the version set forth in Appendix C. See APPENDIX C.

               NOTE: Registered Representatives of the Distributor may have other requirements/limitations set forth in the Written Supervisor Procedures.

5.2  DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

               We follow the Wells Fargo & Co policy regarding holding directorship positions and other outside employment. Please read and follow the Wells Fargo Team Member Code of Ethics and Business Conduct for requirements regarding directorships. However, if you receive an approval to participate in outside business or employment activities, your participation must be redisclosed annually when you certify to the Code and reapproved at any time there is a change in relevant facts upon which the original approval was granted.

               NOTE: Registered Representatives of the Distributor may have other requirements/limitations set forth in the Written Supervisor Procedures.

5.3  POLITICAL CONTRIBUTIONS

          We follow the Wells Fargo Team Member Code of Ethics and Business Conduct regarding political contributions. Individual political contributions are not restricted; however, Access Persons and Investment Persons must take care to ensure that any contribution made is on the behalf of the individual and not on behalf of a Covered Company or Wells Fargo & Co. Care must also be taken to avoid a conflict of interest or the appearance of one when a personal contribution is made to candidates who are in a position to give business or referrals.

January 2010                           22                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

6.   CODE VIOLATIONS

6.1  INVESTIGATING CODE VIOLATIONS

               Each CCO is responsible for enforcing the Code. The relevant CCO or his or her designee is responsible for investigating any suspected violation of the Code and if the CCO selects a designee, the designee will report the results of each investigation to the relevant CCO. This includes not only instances of violations against the letter of the Code, but also any instances that may give the appearance of impropriety. The relevant CCO is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code in coordination with the designee. Any confirmed violation of the Code will be reported to your supervisor immediately.

January 2010                           23                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

6.2  PENALTIES

               The relevant CCO is responsible for deciding whether an offense is minor, substantive or serious. In determining the seriousness of a violation of this Code, the following factors, among others, may be considered:

               .    the degree of willfulness of the violation;

               .    the severity of the violation;

               . the extent, if any, to which a team member profited or benefited from the violation;

               . the adverse effect, if any, of the violation on a Covered Company or an Account; and

               .    any history of prior violation of the Code.

               Note: For purposes of imposing sanctions, violations generally will be counted on a rolling twelve (12) month period. However, the relevant CCO or senior management reserves the right to impose a more severe sanction/penalty depending on the severity of the violation and/or taking into consideration violations dating back more than twelve months.

               Any serious offenses as described below will be reported immediately to the Wells Fargo Advantage Funds' Board of Trustees and the Evergreen Funds Board of Trustees. All minor offenses and substantive offenses will be reported to the Wells Fargo Advantage Funds' Board of Trustees and the Evergreen Funds' Board of Trustees at the next regularly scheduled quarterly meeting. Penalties will be imposed as follows:

               Minor Offenses:

                    .    First minor offense - Oral warning;

                    .    Second minor offense - Written notice;

                    . Third minor offense - $250 fine to be donated to your charity of choice*.

               Minor offenses include, but are not limited to, the following: failure to submit quarterly transactions reports, failure to submit signed acknowledgments of Code forms and certifications, excessive (i.e., more than 3) late submissions of such documents and, for Access Persons or Investment Persons, conflicting pre-clear request dates versus actual trade dates.

               Substantive Offenses:

                    .    First substantive offense - Written notice;

                    . Second substantive offense - $250 fine to be donated to your charity of choice*;

                    . Third substantive offense - $1,000 fine or disgorgement of profits (whichever is greater) to be donated to your charity of choice* and/or termination of employment and/or referral to authorities.

               Substantive offenses include, but are not limited to, the following: unauthorized purchase/sale of restricted investments as outlined in this Code, violations of

----------
* All fines will be made payable to your charity of choice (reasonably acceptable to Wells Fargo) and turned over to us and we will mail the donation check (cashiers or bank check only) on your behalf.

January 2010                           24                         Code of Ethics

WELLS FARGO FUNDS MANAGEMENT, LLC             WELLS FARGO FUNDS DISTRIBUTOR, LLC
--------------------------------------------------------------------------------

               short-term trading for profit (60-day rule), failure to request trade pre-clearance and, for Investment Persons, violations of the fifteen-day blackout period.

               Serious Offenses:

               Trading with inside information, "front running" and "scalping" are each considered a "serious offense." We will take appropriate steps, which may include termination of employment and/or referral to governmental authorities for prosecution. The Wells Fargo Advantage Funds' Board and the Evergreen Funds' Board of Trustees will be informed immediately of any serious offenses.

               We may deviate from the penalties listed in the Code where the CCO and/or senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. For example, a first substantive offense may warrant a more severe penalty if it follows two minor offenses. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files. The penalties listed in this Section 6.2 are in addition to disgorgement or other penalties imposed by other provisions of this Code.

6.3  DISMISSAL AND/OR REFERRAL TO AUTHORITIES

               Repeated violations or a flagrant violation of the Code may result in immediate dismissal from employment. In addition, the CCO and/or senior management may determine that a single flagrant violation of the law, such as insider trading, will result in immediate dismissal and referral to authorities.

6.4  YOUR OBLIGATION TO REPORT VIOLATIONS

               You must report any violations or suspected violations of the Code to the relevant CCO or to a member of the Compliance Department. Your reports will be treated confidentially and will be investigated promptly and appropriately. Violations include:

                    . non-compliance with applicable laws, rules, and regulations;

                    . fraud or illegal acts involving any aspect of our business;

                    .    material misstatements in reports;

                    . any activity that is specifically prohibited by the Code; and

                    . deviations from required controls and procedures that safeguard clients and us.

January 2010                           25                         Code of Ethics

                                   APPENDIX A
                                   DEFINITIONS
--------------------------------------------------------------------------------

GENERAL NOTE:

The definitions and terms used in the Code are intended to mean the same as they do under the 1940 Act and the other Federal Securities Laws. If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other Federal Securities Laws, as applicable.

Accounts                            Accounts of investment advisory clients of Covered Companies, including but not limited to registered and unregistered investment companies and Managed Accounts.

Automatic Investment Plan           A program that allows a person to purchase or sell securities, automatically and on a regular basis in accordance with a
                                    pre-determined schedule and allocation, without any further action by the person.  An Automatic Investment Plan includes a SIP (systematic investment plan), SWP (systematic withdrawal plan), SPP (stock purchase plan), DRIP (dividend reinvestment plan), or
                                    employer-sponsored plan.

Beneficial Owner (Ownership)        You are the "beneficial owner" of any securities in which you have a direct or indirect Financial or Pecuniary Interest, whether or not you have the power to buy and sell, or to vote, the securities.

                                    In addition, you are the "beneficial owner" of securities in which an
                                    Immediate Family Member has a direct or indirect Financial or
                                    Pecuniary Interest, whether or not you or the Immediate Family Member has the power to buy and sell, or to vote, the securities.  For example, you have Beneficial Ownership of securities in trusts of which Immediate Family Members are beneficiaries.

                                    You are also the "beneficial owner" of securities in any account, including but not limited to those of relatives, friends and entities in which you have a non-controlling interest, over which you exercise investment discretion.  Such accounts do not include accounts you manage on behalf of a Covered Company or any other affiliate of Wells
                                    Fargo & Co.

Control                             The power to exercise a controlling influence over the management or policies of a company, unless the power is solely the result of an official position with such company.  Owning 25% or more of a company's outstanding voting securities is presumed to give you control over the company.  (See Section 2(a)(9) of the 1940 Act for a complete definition.)

Covered Company                     Either Wells Fargo Funds Management, LLC or Wells Fargo Funds
                                    Distributor, LLC.

Equivalent Security                 Any security issued by the same entity as the issuer of a subject security that is convertible into the equity security of the issuer.
                                    Examples include, but are not limited to, options, rights, stock appreciation rights, warrants and convertible bonds.

Appendix A                             26                            Definitions

Excessive Trading                   A high number of transactions during any month could be considered
                                    Excessive Trading.  The Compliance Department will report any
                                    Excessive Trading to management.

Federal Securities Laws             The Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities
                                    Exchange Act of 1934 (15 U.S.C. 78a--mm), the Sarbanes-Oxley Act of
                                    2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company
                                    Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940
                                    (15 U.S.C. 80b), Title V of the Gramm-Leach-Biley Act
                                    (Pub. L. No. 100-102, 113 Stat. 1338 (1999)), any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act
                                    (31 U.S.C. 5311-5314; 5316-5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Financial or Pecuniary Interest     The opportunity for you or your Immediate Family Member, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Financial or Pecuniary
                                    Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you, which may include corporations, partnerships, limited liability companies, trusts and other types of legal entities. You or your Immediate Family Member may have a Financial or Pecuniary Interest in:

                                    .    Your accounts or the accounts of Immediate Family Members;

                                    .    A partnership or limited liability company, if you or an
                                         Immediate Family Member is a general partner or a managing member;

                                    .    A corporation or similar business entity, if you or an Immediate
                                         Family Member has or shares investment control; or

                                    .    A trust, if you or an Immediate Family Member is a beneficiary.

High quality short-term             Any instrument that has a maturity at issuance of less than 366 days and
debt instrument                     that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's
                                    Investors Service.

Immediate Family Member             Any of the following persons, including any such relations through adoption, who reside in the same household with you:

                                         .  spouse            .  grandparent  .  mother-in-law
                                         .  domestic partner  .  grandchild   .  father-in-law
                                         .  parent            .  brother      .  daughter-in-law
                                         .  stepparent        .  sister       .  son-in-law
                                         .  child                             .  sister-in-law
                                         .  stepchild                         .  brother-in-law

Appendix A                             27                            Definitions


                                    Immediate Family Member also includes any other relationship that the
                                    CCO determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety.

Investment Club                     An investment club is a group of people who pool their money to make investments. Usually, investment clubs are organized as partnerships and, after the members study different investments, the group decides to buy or sell based on a majority vote of the members. Club meetings may be educational and each member may actively participate in investment decisions.

IPO                                 An initial public offering, or the first sale of a company's securities to public investors.  Specifically it is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the
                                    Securities Exchange Act of 1934.

Large Capitalization Security       A security whose issuer has an equity market capitalization of more than $5 billion.

Managed Account                     Any account for which the holder gives, in writing, his/her broker or someone else the authority to buy and sell securities, either absolutely or subject to certain restrictions. In other words, the holder gives up the right to decide what securities are bought or sold for the account.

Non-Public Information              Any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Personal Securities Account         Any holding of Securities of which you have Beneficial Ownership, other than a holding of Securities previously approved by the Code of
                                    Ethics Compliance Officer over which you have no direct influence or
                                    Control.  A Personal Securities Account is not limited to securities accounts maintained at brokerage firms, but also includes holdings of
                                    Securities owned directly by you or an Immediate Family Member or held through a retirement plan of Wachovia, Wells Fargo & Co.  or any other employer.

Personal Securities Transaction     A purchase or sale of a Security, of which you have or acquire
                                    Beneficial Ownership.

Private Placement                   An offering that is exempt from registration under Section 4(2) or
                                    4(6) of the Securities Act of 1933, as amended, or Rule 504, Rule 505 or Rule 506 thereunder.

Purchase or Sale of a Security      Includes, among other things, gifting or the writing of an option to purchase or sell a security.

Reportable 529 Plan                 Edvest and tomorrow's scholar.  See Section 2.4(1).

Appendix A                             28                            Definitions

Reportable Fund                     Reportable Fund means (i) any investment company registered under the
                                    Investment Company Act of 1940, as amended, for which a Covered
                                    Company serves as an investment adviser as defined in Section
                                    2(a)(20) of that Act, or (ii) any investment company registered under the Investment Company Act of 1940, as amended, whose investment adviser or principal underwriter controls a Covered Company, is controlled by a Covered Company, or is under common control with a
                                    Covered Company; provided, however, that Reportable Fund shall not include an investment company that holds itself out as a money market fund. For purposes of this definition, "control" has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940,
                                    as amended. A list of all Reportable Funds shall be maintained and made available for reference under "Reportable Funds" under the "Code of Ethics" tab in the Compliance Department InvestNet web page.

Security/Securities                 As defined under Section 2(a)(36) of the 1940 Act or Section
                                    202(a)(18) of the Advisers Act, except that it does not include direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market mutual funds; or shares issued by open-end registered investment companies other than the
                                    Reportable Funds.

Appendix A                             29                            Definitions

                                   APPENDIX B

                   RELEVANT COMPLIANCE DEPARTMENT STAFF LIST**
--------------------------------------------------------------------------------

Please consult the Teamworks intranet website for a current list of compliance staff designated to monitoring the Code of Ethics.

Appendix B                             30       Compliance Department Staff List

                                   APPENDIX C

            POLICY ON GIFTS AND ACTIVITIES WITH CUSTOMERS OR VENDORS
--------------------------------------------------------------------------------

     You and your family members must not accept gifts from or participate in activities with (including services, discounts, entertainment, travel or promotional materials) an actual or potential customer or vendor or from business or professional people to whom you do or may refer business unless the gift or activity was in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift or activity could influence you in the performance of your duties for Wells Fargo & Co. It is unlawful for you to corruptly seek or accept anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of Wells Fargo & Co. This rule applies to all team members, including, but not limited to, those involved in recommending or making decisions related to:

          .    Pricing of products sold by the company

          .    Extension of credit, or

          .    Purchase of goods or services from outside vendors

1. Money - Money (cash, check, money order, electronic funds, Visa or similar gifts cards, or any type of gift that can be exchanged for or deposited as cash) must never be accepted or given.

2. Giving Gifts - Team members who wish to give gifts to vendors, customers or officials, or who are asked to authorize such gifts, must follow standard expense authorization procedures.

     Gifts valued at more than $100 to a current or potential customer within any calendar year must be approved, in writing, by your Compliance Department.

     Gifts of tickets to sporting or other entertainment events to current or potential customers and guests with an aggregate value of more than $300 per customer or vendor per year must be approved, in writing, by your Compliance Department.

     Team members who wish to give personal gifts to other team members must follow the general guideline that the gift be made in accordance with accepted business practices and is of sufficiently limited value that the gift could not influence the giver or the receiver in the performance of their duties for Wells Fargo & Co, nor create actual or perceived pressure to reciprocate.

3. Accepting Gifts - Unless approved, in writing, by your Compliance Department, you may not accept gifts, gift cards or gift certificates worth more than $100 from a current or potential customer, vendor or their agent within any calendar year. However, the following items are NOT subject to the $100 limit:

     . Gifts based on obvious family or personal relationship when it is clear that the relationship, and not the company's business, is the basis for the gift;

     . Discounts or rebates on merchandise or services from an actual or potential customer or vendor if they are comparable to and do not exceed the discount or rebate generally given by the customer or vendor to others;

     . Awards from civic, charitable, educational or religious organizations for recognition of service and accomplishment; or

     . Gifts of tickets to sporting or other entertainment events, provided the aggregate value to you and your guests is not more than $300 per customer or vendor per year.

4. Activities with Customers or Vendors - Activities with existing or potential customers or vendors that are paid for by them (including meals, winning door prizes, sporting events and other entertainment, as well as trips to customer and vendor sites, exhibits and other activities) may be accepted only if the activity is a customary, accepted and lawful business practice and is of sufficiently limited value that no possible

Appendix C                             31              Policy on Receiving Gifts
     inference can be drawn that participating in the activity could influence you in the performance of your duties for Wells Fargo & Co.

     If you have any doubt about the propriety of participating in an activity offered by a customer or a vendor you should consult with your supervisor and Compliance Department before accepting the offer. If the activity includes travel paid for by a customer or vendor, you must obtain management approval before accepting the trip.

     Registered Representatives the Distributor may have other requirements/limitations set forth in the Written Supervisor Procedures.

5. Dealings with Government Officials- Team members must comply with U.S. law, including the U.S. Foreign Corrupt Practices Act, and the laws of foreign countries when dealing with domestic and foreign government officials. Under no circumstances may you pay or offer anything of value directly or indirectly, to a government official, including foreign officials, political parties and party officials and candidates for the purpose of improperly influencing an official act or decision, securing an improper advantage, or assisting in obtaining or retraining business or directing business to anyone. In countries in which there is a government involvement in business enterprises, such officials may include employees and manager of local enterprises.

Appendix C                             32              Policy on Receiving Gifts

                                   APPENDIX D

                               REGISTERED PRODUCTS
--------------------------------------------------------------------------------

Please consult the Wells Fargo Advantage Funds website for a complete list of mutual funds and any closed end funds to which the Code applies. Please refer to the following website for a current list of Reportable Funds: [ADD LINK].

Appendix D                             33                    Registered Products